ADD-ON BENEFIT FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT WITH DEFERRAL CREDITS, ANNUAL STEP-UP AND DEATH BENEFIT Thank you for choosing Jackson National Life Insurance Company®, also referred to as "the Company" or "Jackson®." This guaranteed minimum withdrawal benefit (GMWB) is made a part of the Contract to which it is attached. Certain provisions of Your Contract are revised as described below as of the Effective Date of this add-on benefit. To the extent any provisions contained in this add-on benefit are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this add-on benefit will control. The provisions of Your Contract remain in effect except where modified by this add-on benefit. PLEASE NOTE: THIS ADD-ON BENEFIT CANNOT BE TERMINATED INDEPENDENTLY FROM THE CONTRACT TO WHICH IT IS ATTACHED EXCEPT AS OUTLINED IN THE DEATH BENEFIT PROVISIONS. OWNER(S) MAY CHANGE OWNERSHIP OF THE CONTRACT, HOWEVER THE COVERED LIFE AND DESIGNATED LIFE (AS DEFINED BY THIS ADD-ON BENEFIT) CANNOT CHANGE. THE COMPANY ASSUMES NO RESPONSIBILITY FOR THE VALIDITY OR TAX CONSEQUENCES OF ANY OWNERSHIP CHANGE. IF YOU MAKE AN OWNERSHIP CHANGE, YOU MAY HAVE TO PAY TAXES. THE COMPANY ENCOURAGES YOU TO SEEK LEGAL AND/OR TAX ADVICE. PREMIUM ALLOCATIONS AND TRANSFERS TO A FIXED ACCOUNT OPTION ARE NOT ALLOWED WHILE THIS ADD-ON BENEFIT IS IN EFFECT. AS STATED IN YOUR CONTRACT: THE COMPANY RESERVES THE RIGHT TO LIMIT, RESTRICT, SUSPEND OR REJECT ANY OR ALL SUBSEQUENT PREMIUM PAYMENTS. IF THE COMPANY EXERCISES SUCH RIGHT, YOU MAY NO LONGER BE ABLE TO FUND THIS BENEFIT, WHICH MAY IMPACT ITS POTENTIAL VALUE AND DURATION. CUMULATIVE PREMIUM PAYMENTS IN ANY CONTRACT YEAR AFTER THE FIRST CONTRACT ANNIVERSARY FOLLOWING THE EFFECTIVE DATE OF THIS ADD-ON BENEFIT ARE LIMITED AS SHOWN ON THE SUPPLEMENTAL CONTRACT DATA PAGES. PLEASE NOTE: PARTIAL WITHDRAWALS IN EXCESS OF THE GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA) OR THE REQUIRED MINIMUM DISTRIBUTION (RMD) DURING THE CONTRACT YEAR COULD REDUCE FUTURE BENEFITS BY MORE THAN THE DOLLAR AMOUNT OF THE WITHDRAWAL. THIS ADD-ON BENEFIT PROVIDES NO CASH OR NONFORFEITURE VALUES. ICC18 7756

The Contract is revised as follows: 1) The following language is added to the DEFINITIONS of the Contract: The following definitions are applicable to this add-on benefit only. All terms defined in the Contract that are used in this add-on benefit have the same definition as in the Contract. "CONTRACT QUARTER. The three-month period beginning on the Issue Date or any Contract Quarterly Anniversary. COVERED LIFE. The life on which the GMWB Death Benefit is based. The Covered Life is determined on the Effective Date of the add-on benefit. If the Owner is a natural person, then the Owner is the Covered Life. For Joint Owners, each Joint Owner is a Covered Life. If the Owner is an entity, then the Annuitant is the Covered Life. For Joint Annuitants, each Joint Annuitant is a Covered Life. DEFERRAL CREDIT%. The percentage added to the GAWA% at the end of each Contract Year during the Deferral Credit Period if no withdrawals were taken during that Contract Year. The Deferral Credit% is based on the Designated Life's age on the Effective Date of this add-on benefit and does not change after the Effective Date. DEFERRAL CREDIT PERIOD. The period over which You are eligible for Deferral Credits. The Deferral Credit Period is defined on the Supplemental Contract Data Pages. DESIGNATED LIFE. The life on which certain GMWB values are based. The Designated Life is the oldest Covered Life. EFFECTIVE DATE. The date shown on the Supplemental Contract Data Pages. FOR LIFE GUARANTEE. A guarantee that allows You to take partial withdrawals for the lifetime of the Covered Life who dies first. GMWB DEATH BENEFIT. The minimum death benefit payable when Contract Value is greater than zero, as described in the GMWB Death Benefit provision, and the value upon which the GMWB Death Benefit Component Charge is based. GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA). The maximum amount You can withdraw each Contract Year, subject to the RMD exception stated in this add-on benefit, without reducing the guaranteed amount You can withdraw in future Contract Years. GUARANTEED ANNUAL WITHDRAWAL AMOUNT PERCENTAGE (GAWA%). The percentage used to determine the GAWA. GUARANTEED WITHDRAWAL BALANCE (GWB). The value upon which the GMWB Component Charge and other GMWB values are based. REQUIRED MINIMUM DISTRIBUTION (RMD). For certain Qualified Plan contracts, the RMD is the amount defined by the Internal Revenue Code and the implementing regulations as the minimum distribution requirement that applies to this Contract only. For purposes of this add- on benefit, this definition excludes any withdrawal necessary to satisfy the minimum distribution requirements of the Internal Revenue Code if the Contract is purchased with contributions from a nontaxable transfer after the death of the owner of a qualified contract." ICC18 7756 2

2) The following language is added to the MISSTATEMENT OF AGE AND/OR SEX provision of the GENERAL PROVISIONS of the Contract: "If the age of any Covered Life is incorrectly stated on the Effective Date of the GMWB, but falls within the allowable age range then, on the date the misstatement is discovered, the GWB, GAWA and GMWB Death Benefit will be recalculated based on the starting GAWA% and Deferral Credit% applicable at the correct age. If the age of any Covered Life is incorrectly stated on the Effective Date of the GMWB and falls outside the allowable age range then, on the date the misstatement is discovered, the GMWB will be null and void and all GMWB Charges will be refunded." 3) The following language is added to the REPORTS provision of the GENERAL PROVISIONS of the Contract: "For the current reporting period, if the GMWB is in effect, the Contract's annual report will also include: the beginning and ending GWB, the applicable Deferral Credit% and GAWA%, the GAWA available for withdrawal in the following Contract Year, the GMWB Death Benefit at the end of the reporting period, and the Contract Value after the application of the GMWB Charge." 4) The following language is added to the WITHDRAWAL PROVISIONS of the Contract: "FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT. The GMWB allows You to receive annual payments of the GAWA prior to the Income Date: 1) if the For Life Guarantee is in effect, during the lifetime of the Covered Life who dies first, or 2) if the For Life Guarantee is not in effect, until the earlier of the death of any Covered Life or the GWB is depleted, regardless of the performance of the Investment Divisions or level of the Contract Value. Every Contract Year during the Deferral Credit Period, if no partial withdrawals are taken during the Contract Year, the GAWA% is increased by the Deferral Credit% at the end of the Contract Year. The GAWA will not reduce if total partial withdrawals taken within each Contract Year do not exceed the greater of the GAWA or the RMD. If You do not take a withdrawal of the greater of the GAWA or the RMD in one Contract Year, You may not withdraw more than the greater of the GAWA or the RMD as a guaranteed withdrawal in subsequent Contract Years. The withdrawals made under this add-on benefit are considered to be the same as any other partial withdrawals for the purposes of calculating any other values under the Contract. For purposes of this add-on benefit, partial withdrawals are considered to be the entire amount withdrawn from the Contract after the Effective Date of this add-on benefit, including any applicable charges for and adjustments to such withdrawals. GAWA withdrawals are considered partial withdrawals while the Contract Value is greater than zero and affect all Contract values the same as any other partial withdrawal would. The total amount received under this guarantee may be less than the GWB at election due to the application of charges and adjustments under the Contract. A partial withdrawal in excess of the Withdrawal Value will be permitted as long as total partial withdrawals in the Contract Year do not exceed the greater of the GAWA or the RMD. A partial withdrawal in excess of the Contract Value will be permitted as long as total partial withdrawals in the Contract Year do not exceed the greater of the GAWA or the RMD. In this case, the Contract Value will be set to zero and the Contract Value Reduces to Zero provision will apply. ICC18 7756 3

Assessment of GMWB Charge. The GMWB Charge in effect on the Effective Date is shown on the Supplemental Contract Data Pages. The GMWB Charge will be deducted at the end of each Contract Quarter on a pro rata basis from the Investment Divisions. The deduction of the GMWB Charge from the Investment Divisions results in a redemption of Accumulation Units. The GMWB Charge will not affect the value of the Accumulation Units. The GMWB Charge will be discontinued upon the earlier of the termination of this add-on benefit or the date on which the Contract Value equals zero. Upon termination, a pro rata GMWB Charge will be assessed for the period since the last quarterly GMWB Charge. The Company reserves the right to increase the GMWB Component Charge percentage and/or GMWB Death Benefit Component Charge percentage, subject to the conditions and Maximum Guaranteed Minimum Withdrawal Benefit Charge provision shown on the Supplemental Contract Data Pages. Guaranteed Withdrawal Balance. On the Effective Date of this add-on benefit, the GWB equals the initial Premium payment, net of any applicable taxes, subject to the GWB Maximum shown on the Supplemental Contract Data Pages. With each Premium payment received after the Effective Date of this add-on benefit, the GWB will be recalculated to equal the GWB prior to the Premium payment plus the amount of the Premium payment, net of any applicable taxes, subject to the GWB Maximum. Partial withdrawals will affect the GWB as follows: 1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD, the GWB is equal to the greater of: a. the GWB prior to the partial withdrawal less the partial withdrawal; or b. zero. 2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD: a. the excess withdrawal is defined as the lesser of the total amount of the current partial withdrawal or the amount by which cumulative partial withdrawals in the current Contract Year exceed the greater of the GAWA or the RMD, and b. the GWB is equal to the greater of: 1. the GWB prior to the partial withdrawal, first reduced dollar for dollar for any portion of the partial withdrawal not defined as an excess withdrawal, then reduced in the same proportion that the Contract Value is reduced by the excess withdrawal; or 2. zero. The GWB may not be withdrawn as a lump sum and is not payable as a death benefit. Guaranteed Annual Withdrawal Amount. On the Effective Date of this add-on benefit, the starting GAWA% is defined according to the table on the Supplemental Contract Data Pages based on the age of the Designated Life. ICC18 7756 4

After the Effective Date, the Deferral Credit% will be added to the GAWA% at the end of each Contract Year during the Deferral Credit Period if no partial withdrawals are taken during that Contract Year. However, no further Deferral Credit% will apply to the GAWA% after: 1) You elect to opt out of an increase to the GMWB Charge percentage, 2) the Contract Value reduces to zero, 3) the Deferral Credit Period ends, or 4) the Life Income of the GAWA Income Option is elected. The GAWA is determined at the earlier of: 1) the date You elect to opt out of an increase to the GMWB Component Charge percentage, 2) the time of the first withdrawal after the Effective Date of this add-on benefit, 3) the date that the Contract Value reduces to zero, 4) the date that the GMWB is continued by a spousal Beneficiary, or 5) upon election of the Life Income of the GAWA Income Option. The GAWA is equal to the GAWA% multiplied by the GWB at the time of determination. For purposes of this add-on benefit, first-year Premium is defined as the Contract Value on the Effective Date of this add-on benefit plus the total Premium payments received between the Effective Date of this add-on benefit and the next Contract Anniversary. Premium payments in any Contract Year following the first Contract Anniversary after the Effective Date of this add-on benefit are limited to the amount shown on the Supplemental Contract Data Pages. With each Premium payment received after the GAWA has been determined, the GAWA will be recalculated to equal the GAWA prior to the Premium payment plus the lesser of: 1. the GAWA% multiplied by the Premium payment, net of any applicable taxes; or 2. the GAWA% multiplied by the increase in the GWB. Partial withdrawals will affect the GAWA as follows: 1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD, the GAWA will be unchanged. 2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD, the excess withdrawal is defined as the lesser of the total amount of the current partial withdrawal or the amount by which cumulative partial withdrawals in the current Contract Year exceed the greater of the GAWA or the RMD, and the GAWA is reduced in the same proportion as the Contract Value is reduced by the excess withdrawal. At the end of each Contract Year after the GAWA has been determined, if the For Life Guarantee is not in effect and the GWB is less than the GAWA, the GAWA is set equal to the GWB. Deferral Credit. The Deferral Credit% is defined according to the table shown on the Supplemental Contract Data Pages based on the age of the Designated Life. At the end of each Contract Year during the Deferral Credit Period, the Deferral Credit% will be added to the GAWA% if no withdrawals are taken during that Contract Year, the Contract Value is greater than zero, and the Deferral Credit provision is still in effect. ICC18 7756 5

Each time a Deferral Credit is applied: 1. The GAWA% is equal to the previous GAWA% plus the Deferral Credit%. 2. If the Deferral Credit is applied after the GAWA has been determined, the GAWA is recalculated and is equal to the greater of: a. the GAWA% multiplied by the new GWB; or b. the GAWA prior to the Deferral Credit. For Life Guarantee. The For Life Guarantee becomes effective on the For Life Guarantee Effective Date shown on the Supplemental Contract Data Pages unless: 1. the Contract has terminated; 2. the Contract Value is zero before the For Life Guarantee Effective Date; or 3. the Income Date precedes the For Life Guarantee Effective Date. If the For Life Guarantee becomes effective after the GAWA is determined, the GAWA is reset to equal the GAWA% multiplied by the current GWB. The For Life Guarantee is terminated when this GMWB is terminated or if this GMWB is continued by a spousal Beneficiary or spousal Joint Owner. Contract Value Reduces to Zero. If the Contract Value is reduced to zero as the result of a partial withdrawal which does not cause total withdrawals in the Contract Year to exceed the greater of the GAWA or the RMD, or by the deduction of charges, all rights under the Contract cease, no subsequent Premium payments will be accepted, all other add-on benefits are terminated without value, and Spousal Continuation is not available upon the death of any Covered Life. The Deferral Credit Period is terminated and no further Deferral Credits will apply. The GMWB Death Benefit is terminated and no death benefit will apply on the death of any Covered Life. If the GAWA has not yet been determined, the GAWA will be equal to the GAWA% multiplied by the GWB at the time the Contract Value falls to zero. If the For Life Guarantee is in effect, You will receive annual payments of the GAWA until the death of any Covered Life. If the For Life Guarantee is not in effect, You will receive annual payments of the GAWA until the earlier of the depletion of the GWB or the death of any Covered Life. With each payment, the GWB is reduced by the amount of the payment until the GWB is depleted. The last payment will not exceed the remaining GWB at the time of payment. Upon the death of any Covered Life all payments will cease. No death benefit will apply. Subject to the Company's approval, You may elect to receive payments more frequently than annually. However, the total of the payments made during any Contract Year may not exceed the GAWA. If the GAWA is less than the Minimum GAWA shown on the Supplemental Contract Data Pages, the Company may, at its discretion, require the GAWA to be paid in annual intervals or pay the present value of future GAWA payments, net of any applicable taxes, in a lump sum and subsequently terminate the add-on benefit. The actuarial basis for computing the present value of future GAWA payments will be the same as the Basis of Computation described in Your Contract. ICC18 7756 6

Guaranteed Withdrawal Balance Step-Up. On each Contract Anniversary following the Effective Date of this add-on benefit, the GWB will automatically step up to the Contract Value if the Contract Value is greater than the GWB. At the time of step-up, the GWB equals the Contract Value subject to the GWB Maximum shown on the Supplemental Contract Data Pages. If the step-up occurs after the GAWA has been determined, the GAWA is recalculated and is equal to the greater of: 1. the GAWA% multiplied by the new GWB; or 2. the GAWA prior to the step-up." 5) The following language is added to the PARTIAL WITHDRAWAL provision of the WITHDRAWAL PROVISIONS of the Contract: "Partial withdrawals will affect the Contract Value as follows: 1. The Minimum Contract Value remaining after a partial withdrawal shown on the Contract Data Pages of the Contract will be waived. 2. The Minimum partial withdrawal amount shown on the Contract Data Pages of the Contract will be waived." 6) The following language is revised in the PARTIAL WITHDRAWAL provision of the WITHDRAWAL PROVISIONS of the Contract: "Unless You request otherwise, a partial withdrawal will be deducted from each Investment Division in proportion to its current value. The partial withdrawal will be reduced for any applicable taxes and charges, including Withdrawal Charges, and then adjusted for any applicable Market Value Adjustments. Withdrawals of the GAWA or the RMD are not subject to Withdrawal Charges, if applicable." 7) The following language is added to the DEATH BENEFIT PROVISIONS of the Contract: "Upon the death of any Covered Life, while the Contract is still in effect with a Contract Value greater than zero, the death benefit payable is guaranteed not to be less than the GMWB Death Benefit. Upon continuation of the Contract by a spousal Joint Owner or a spousal Beneficiary, the spouse may elect to terminate the GMWB on the continuation date and thereafter no GMWB Charge will be assessed. If the surviving spouse elects to terminate the GMWB upon continuation of the Contract, the surviving spouse may elect a new GMWB, subject to availability, on any future Contract Anniversary. If the spouse elects to terminate the GMWB on the continuation date, the Contract will continue at a new Contract Value determined as the greater of the current Contract Value or the GMWB Death Benefit. Any excess of the GMWB Death Benefit and the current Contract Value is defined as the "continuation adjustment." The Company will allocate the continuation adjustment to the Investment Divisions based on the current allocation rules for the Contract. ICC18 7756 7

If the GMWB is continued by the spouse, no continuation adjustment will be added to the Contract Value. The For Life Guarantee provision will no longer be effective. The starting GAWA% and Deferral Credit% will continue to be based on the Designated Life's age on the Effective Date. Step-ups will continue as permitted in accordance with the rules described under the GWB Step-Up provision. Deferral Credits will continue to apply in accordance with the rules described in the Deferral Credit provision. The Deferral Credit Period will continue to be based on the original Effective Date of this add-on benefit. Contract Years and Contract Anniversaries will continue to be based on the anniversary of the original Contract's Issue Date and the Effective Date of this add-on benefit will not change. GMWB Death Benefit. On the Effective Date of this add-on benefit, the GMWB Death Benefit is equal to the GWB. With each Premium payment received after the Effective Date of this add-on benefit, the GMWB Death Benefit is recalculated to equal the GMWB Death Benefit prior to the Premium payment plus the amount of the Premium payment, net of any applicable taxes, subject to the GMWB Death Benefit Maximum shown on the Supplemental Contract Data Pages. Partial withdrawals will affect the GMWB Death Benefit as follows: a. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD, the GMWB Death Benefit will be unchanged. b. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD, the excess withdrawal is defined as the lesser of the total amount of the current partial withdrawal or the amount by which cumulative partial withdrawals in the current Contract Year exceed the greater of the GAWA or the RMD, and the GMWB Death Benefit is reduced in the same proportion as the Contract Value is reduced by the excess withdrawal. The GMWB Death Benefit will terminate on the date the Contract Value equals zero." 8) The following language is added to the INCOME PROVISIONS of the Contract: "On the Latest Income Date, in addition to the Income Options available in Your Contract, You may elect one of the following Income Options: LIFE INCOME OF THE GAWA. This option is only available if the For Life Guarantee is in effect on the Latest Income Date. You are entitled to receive payments of a fixed dollar amount payable during Your lifetime (with Joint Owners, the lifetime of the Joint Owner who dies first). All payments end upon Your death or the death of any Joint Owner. The total annual amount payable under this Income Option will equal the GAWA in effect at the time of election of this Income Option. If the GAWA has not yet been determined, the GAWA will be equal to the GAWA% multiplied by the GWB at the election of this Income Option. This amount will be paid in the frequency that You elect, which may not be less frequently than annually. However, in the event of Your death or the death of any Joint Owner before the first monthly payment, the Company will pay the amount allocated to this Income Option to You or, if You are deceased, to Your Beneficiary. The death benefit payable to the Beneficiary(ies) upon receipt of Due Proof of Your death (or the death of either Joint Owner) is equal to the GMWB Death Benefit (if it has not been terminated) as of the Latest Income Date. If the GMWB Death Benefit has been terminated prior to the Latest Income Date, there is no death benefit payable upon Your death. ICC18 7756 8

SPECIFIED PERIOD INCOME OF THE GAWA. This option is only available if the For Life Guarantee is not in effect on the Latest Income Date. You are entitled to receive payments of a fixed dollar amount for a stated number of years. The actual number of years that payments will be made is determined on the Latest Income Date by dividing the GWB by the GAWA. Upon each payment, the GWB will be reduced by the payment amount. The total annual amount payable under this Income Option will equal the GAWA in effect at the time of election of this Income Option, but no payment will exceed the remaining GWB at the time of payment. This amount will be paid over the determined number of years in the frequency that You elect, which may not be less frequently than annually. If, upon Your death or the death of any Joint Owner, payments have been made for less than the stated number of years, the remaining payments will be made to the Beneficiary. The death benefit payable to the Beneficiary(ies) upon receipt of Due Proof of Your death (or the death of either Joint Owner) is equal to the GMWB Death Benefit (if it has not been terminated) as of the Latest Income Date. If the GMWB Death Benefit has been terminated prior to the Latest Income Date, there is no death benefit payable under this add-on benefit. If You (or both Joint Owners) are alive on the date that the final payment of the remaining GWB is due, the GMWB Death Benefit will be payable to You in a lump sum along with the remaining GWB. This Income Option may not be available on certain Qualified Plans. LIFE INCOME WITH ADDITIONAL DEATH BENEFIT. This option is only available if the Owner is the Annuitant or is an entity and the GMWB Death Benefit has not been terminated. A monthly payment for the Annuitant's lifetime. All payments end upon the Annuitant's death. However, in the event of the Annuitant's death before the first monthly payment, the Company will pay the amount allocated to this Income Option to You or, if You are deceased, to Your Beneficiary. An additional death benefit is payable to the Beneficiary upon the death of the Annuitant and is equal to the excess, if any, of a. over b. where: a. is the GMWB Death Benefit determined as of the Latest Income Date and b. is the Contract Value determined as of the Latest Income Date. JOINT AND SURVIVOR INCOME WITH ADDITIONAL DEATH BENEFIT. This option is only available if the Owner is the Annuitant or is an entity and the GMWB Death Benefit has not been terminated. A monthly payment for the longer of the Annuitant's lifetime or that of a second person You designate. Upon the occasion of the first person to die, monthly payments continue during the survivor's lifetime at either the full amount previously payable or as a percentage (either one-half or two-thirds) of the full amount, as You select at the time You elect the Income Option. If reduced annuity payments to the survivor are desired, the Company will calculate Variable Annuity Payments using either one-half or two-thirds of the number of Annuity Units for each Investment Division comprising the Variable Annuity Payments payable during the joint life of the Annuitant and the designated second person. The Company will calculate Fixed Annuity Payments equal to either one-half or two-thirds of the Fixed Annuity Payment payable during the joint life of the Annuitant and the designated second person. All payments end upon the death of the last surviving Annuitant. However, in the event of the deaths of the Annuitant and the designated second person before the first monthly payment, the Company will pay the amount allocated to this Income Option to You or, if You are deceased, Your Beneficiary. An additional death benefit is payable to the Beneficiary upon the death of the survivor and is equal to the excess, if any, of a. over b. where: a. is the GMWB Death Benefit determined as of the Latest Income Date and b. is the Contract Value determined as of the Latest Income Date. ICC18 7756 9

LIFE ANNUITY WITH 120 MONTHLY PERIODS GUARANTEED WITH ADDITIONAL DEATH BENEFIT. This option is only available if the Owner is the Annuitant or is an entity and the GMWB Death Benefit has not been terminated. A monthly payment for the Annuitant's lifetime with the guarantee that the Company will make no fewer than 120 monthly payments to You. If the Owner is an entity, at the Annuitant's death, if fewer than the guaranteed number of payments have been made, the remaining guaranteed payments will be made to You as previously scheduled. If the Owner is the Annuitant, in the event You die before the Company makes the specified number of guaranteed payments, Your Beneficiary may elect to continue to receive the Income Payments according to the terms of this Contract, or alternatively may elect to receive the present value of any remaining guaranteed payments in a single lump-sum payment. The Company will determine the interest rate used in this present value calculation, but in no instance will it be greater than one (1) percentage point higher than the rate used to calculate the initial Income Payment. An additional death benefit is payable to the Beneficiary upon the death of the Annuitant and is equal to the excess, if any, of a. over b. where: a. is the GMWB Death Benefit determined as of the Latest Income Date and b. is the Contract Value determined as of the Latest Income Date." TERMINATION OF THE GMWB. The GMWB terminates, a pro rata GMWB Charge will be deducted from the Contract Value for the period since the last quarterly GMWB Charge, and all benefits under this and any other add-on benefits end on the earlier of: 1. the date You elect to receive income payments under the Contract; 2. the Latest Income Date; 3. the date You take a total withdrawal; 4. the date upon which any Covered Life dies, unless the spouse elects to continue the Contract; 5. the continuation date if the spouse elects to terminate the GMWB; 6. the date upon which You receive the single lump-sum payment because the Contract Value has fallen to zero and the GAWA is less than or equal to the Minimum GAWA shown on the Supplemental Contract Data Pages; or 7. the date upon which all obligations for payment under this add-on benefit have been satisfied after the Contract has been terminated. Signed for the Jackson National Life Insurance Company President ICC18 7756 10

SUPPLEMENTAL CONTRACT DATA PAGES Please refer to the attached Add-On Benefit for further explanation of values shown on these Supplemental Contract Data Pages. Contract Number: [1234567890] Add-on Benefit: For Life Guaranteed Minimum Withdrawal Benefit with Deferral Credits, Annual Step-Up and Death Benefit Covered Life/Designated Life: [John Doe] Covered Life/Designated [45] Life's Age on the Effective Date: Covered Life: [Jenny Doe] Effective Date: [May 1, 2019] Maximum Subsequent Cumulative Premium payments in any Contract Year after Premium Payment: the first Contract Anniversary following the Effective Date of this add-on benefit are limited to the lesser of: 1. [5%] of first-year Premium payment as defined in this add-on benefit, or 2. [$10,000] Guaranteed Withdrawal [$10,000,000] Balance (GWB) Maximum: For Life Guarantee Effective The later of: Date: 1. the Contract Anniversary on or immediately following the Designated Life's attained age [59 1/2]; or 2. the Effective Date of this add-on benefit. GMWB Death Benefit [$10,000,000] Maximum: Minimum Guaranteed Annual [$600] Withdrawal Amount (GAWA): ICC18 7756-S

Starting GAWA% and Deferral Credit%: The starting GAWA% and Deferral Credit% are determined based on the Designated Life's age on the Effective Date of this add-on benefit according to the table below: Age on the Starting GAWA% Deferral Credit% Effective Date [45-49 3.00% 0.10% 50-54 3.25% 0.15% 55-59 3.50% 0.20% 60-64 4.00% 0.20% 65-69 4.50% 0.25% 70-74 4.50% 0.30% 75-80 5.50% 0.40%] Guaranteed Minimum Withdrawal Benefit (GMWB) Charge. The GMWB Charge is comprised of two components: a GMWB Component Charge and a GMWB Death Benefit Component Charge. The GMWB Component Charge percentage equals [0.2625%] of the GWB on a quarterly basis. The GMWB Death Benefit Component Charge percentage equals [0.1375%] of the GMWB Death Benefit on a quarterly basis. The GMWB Charge is deducted (i) at the end of each Contract Quarter following the Effective Date of this add-on benefit; and (ii) upon termination of the GMWB. The GMWB Component Charge and/or GMWB Death Benefit Component Charge may increase, subject to the Maximum Guaranteed Minimum Withdrawal Benefit Charge. Maximum Guaranteed Minimum Withdrawal Benefit Charge. On each [5th] Contract Anniversary following the Effective Date of this add-on benefit, the Company reserves the right to increase the GMWB Component Charge percentage by up to [0.0500%] on a quarterly basis. The Maximum GMWB Component Charge percentage is [0.5250%] on a quarterly basis. You may elect to opt out of the current and any future GMWB Component Charge percentage increases by forfeiting the Deferral Credit provision, automatic step-ups and any other increases to the GWB and GAWA. Upon such election, no future Premium payments will be allowed and the GAWA will be determined with no future recalculation. On each [5th] Contract Anniversary following the Effective Date of this add-on benefit, the Company reserves the right to increase the GMWB Death Benefit Component Charge percentage by up to [0.0250%] on a quarterly basis. The Maximum GMWB Death Benefit Component Charge percentage is [0.2750%] on a quarterly basis. You may elect to opt out of the current and any future GMWB Death Benefit Component Charge percentage increases by forfeiting increases to the GMWB Death Benefit. Upon such election, no future Premium payments will be allowed. Election to opt out of an increase to either GMWB Charge component is final and must be received in Good Order prior to the Contract Anniversary on which the GMWB Component Charge percentage and/or GMWB Death Benefit Component Charge percentage are scheduled to increase. ICC18 7756-S 2

If the GMWB Component Charge percentage and/or GMWB Death Benefit Component Charge percentage are increased, Written Notice will be provided to You [45] days prior to the Contract Anniversary on which the GMWB Component Charge percentage and/or GMWB Death Benefit Component Charge percentage are scheduled to increase. Deferral Credit Period. The Deferral Credit Period begins on the Effective Date of this add-on benefit. The Deferral Credit Period ends on the earlier of: 1. the Contract Anniversary on which You elect to opt out of the current and any future GMWB Charge increases; 2. the [15th] Contract Anniversary following the Effective Date of this benefit; 3. the Contract Anniversary on or immediately following the Designated Life's [90th] birthday; 4. the date the Contract Value falls to zero for any reason; or 5. the date the Life Income of the GAWA Income Option is elected. Signed for the Jackson National Life Insurance Company President ICC18 7756-S 3